UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 2, 2008

(Date of Report; Date of Earliest Event Reported)

STEIN MART, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	0-20052	64-0466198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Riverplace Blvd., Jacksonville, Florida 32207

(Address of Principal Executive Offices Including Zip Code)

(904) 346-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Chief Executive Officer. On December 2, 2008, Stein Mart, Inc. (the “Company”) issued a press release, a copy of which is attached as Exhibit 99.1, announcing the appointment of David H. Stovall, Jr. as President and Chief Executive Officer (“CEO”) of the Company. Stovall, 61, has been a Belk, Inc. executive for more than 20 years, most recently as Chairman of Belk Central Division in Charlotte, N.C. He assumed his new responsibilities on December 5, 2008. Mr. Stovall succeeds Linda McFarland Farthing, longtime Stein Mart board member who has held the president and CEO position since September 2007, but announced earlier this fall that a search for her successor had begun. Ms. Farthing’s responsibilities as CEO will conclude on December 10, 2008, at which time she will continue to serve on the Company’s Board of Directors.

Employment Agreement. In connection with Mr. Stovall’s appointment, the Company and Mr. Stovall executed an employment agreement (the “Employment Agreement”), a copy of which is attached as Exhibit 10.1. The Employment Agreement, among other things, provides for: (i) a term of three years which will be extended for successive one-year periods unless the executive or the Company cancels the automatic extension by providing at least 120 days advance written notice, (ii) a base salary of $826,000 per year, (iii) severance compensation equal to 100% of annual base salary and continuation of insurance benefits for one year if terminated without cause by the Company or with good reason by the executive, (iv) restrictive covenants against competing with the Company or recruiting any Company personnel for two years following termination, and (v) vesting of all unvested options and interests in incentive compensation plans upon death or disability. The executive remains eligible for other benefit plans and incentive plans in effect from time to time.

Option Award Agreement. On December 5, 2008, Mr. Stovall was granted an option to purchase one million shares of the Company’s common stock, at an exercise price of $1.25, under the Company’s 2001 Omnibus Plan. The option is valued at $570,000. One-third of the option vests on the first, second and third anniversary dates of grant. The vested portion of the option may be exercised two years after the grant date and no vested portion of the option may be exercised on or after December 5, 2015. Shares acquired on exercise of the option may not be sold until the earlier of (1) one year from date or exercise, or (2) a change of control of the Company. A copy of the Option Award Agreement is attached as Exhibit 10.2. In January 2009, Mr. Stovall will be granted a second option to purchase 200,000 shares of common stock, which has terms similar to the initial option, but will have an exercise price based on the market value of the Company’s common stock on the date of grant.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1	Employment Agreement, dated December 2, 2008, between Stein Mart, Inc. and David H. Stovall, Jr.

10.2	Option Award Agreement, pursuant to 2001 Omnibus Plan, dated December 5, 2008, between Stein Mart, Inc. and David H. Stovall, Jr.

99.1	Press Release dated December 2, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEIN MART, INC.
(Registrant)

Date: December 8, 2008	By:	/s/ James G. Delfs
James G. Delfs
Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

10.1	Employment Agreement, dated December 2, 2008, between Stein Mart, Inc. and David H. Stovall, Jr.

10.2	Option Award Agreement, pursuant to 2001 Omnibus Plan, dated December 5, 2008, between Stein Mart, Inc. and David H. Stovall, Jr.

99.1	Press Release dated December 2, 2008.

4